Exhibit 99.2

Selected Financial Data.

The following tables present our selected consolidated financial data for 1999 through 2003. The data set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our historical consolidated financial statements and the notes to those statements included in this Form 8-K. The historical financial information may not be indicative of our future performance and does not reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity prior to September 30, 2002, when CenterPoint ceased to be our parent company. See note 1 to our consolidated financial statements. The financial data for 1999 and 2000 are derived from the consolidated historical financial statements of CenterPoint.

	Year Ended December 31,
	1999 (1)	2000 (1)	2001 (1) (2)	2002 (1) (2) (3) (4)	2003 (1) (2) (4) (5) (6)
	(in millions, except per share amounts)
Income Statement Data:
Revenues	$601	$2,724	$5,361	$10,434	$10,638
Trading margins	88	198	378	288	(49)

Total	689	2,922	5,739	10,722	10,589

Expenses:
Fuel and cost of gas sold	293	903	1,438	1,088	1,327
Purchased power	149	926	2,498	7,349	6,823
Accrual for payment to CenterPoint	—	—	—	128	47
Operation and maintenance	171	457	586	920	921
Selling and marketing	10	37	58	81	98
Bad debt expense	1	4	3	82	63
Other general and administrative	40	108	285	283	273
Loss on sales of receivables	—	—	—	10	37
Wholesale energy goodwill impairment	—	—	—	—	985
Depreciation and amortization	23	118	170	358	408

Total	687	2,553	5,038	10,299	10,982

Operating income (loss)	2	369	701	423	(393)

Other income (expense):
Gains (losses) from investments, net	14	(22)	23	(23)	2
(Loss) income of equity investments, net	(1)	43	7	18	(2)
Gain on sale of development project	—	18	—	—	—
Other, net	1	—	2	15	9
Interest expense	—	(7)	(16)	(232)	(466)
Interest income	1	16	22	27	35
Interest (expense) income – affiliated companies, net	(6)	(172)	12	5	—

Total other income (expense)	9	(124)	50	(190)	(422)

Income (loss) from continuing operations before income taxes	11	245	751	233	(815)
Income tax expense	6	102	290	113	88

Income (loss) from continuing operations	5	143	461	120	(903)

Income (loss) from discontinued operations before income taxes	15	73	83	(344)	(317)
Income tax (benefit) expense	(4)	(7)	(16)	102	98

Income (loss) from discontinued operations	19	80	99	(446)	(415)

Income (loss) before cumulative effect of accounting changes	24	223	560	(326)	(1,318)
Cumulative effect of accounting changes, net of tax	—	—	3	(234)	(24)

Net income (loss)	$24	$223	$563	$(560)	$(1,342)

	Year Ended December 31,
	1999 (1)	2000 (1)	2001 (1) (2)	2002 (1) (2) (3) (4)	2003 (1) (2) (4) (5)
	(in millions, except per share amounts)
Basic Earnings (Loss) per Share:
Income (loss) from continuing operations			$1.66	$0.41	$(3.08)
Income (loss) from discontinued operations			0.36	(1.53)	(1.41)

Income (loss) before cumulative effect of accounting changes			2.02	(1.12)	(4.49)
Cumulative effect of accounting changes, net of tax			0.01	(0.81)	(0.08)

Net income (loss)			$2.03	$(1.93)	$(4.57)

Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations			$1.66	$0.41	$(3.08)
Income (loss) from discontinued operations			0.36	(1.53)	(1.41)

Income (loss) before cumulative effect of accounting changes			2.02	(1.12)	(4.49)
Cumulative effect of accounting changes, net of tax			0.01	(0.80)	(0.08)

Net income (loss)			$2.03	$(1.92)	$(4.57)

	Year Ended December 31,
	1999 (1)	2000 (1)	2001 (1)	2002 (1)	2003 (1)
	(in millions, except operating data)
Statement of Cash Flow Data:
Cash flows from operating activities	$38	$335	$(152)	$516	$869
Cash flows from investing activities	(1,406)	(3,013)	(838)	(3,487)	1,042
Cash flows from financing activities	1,408	2,721	1,000	3,985	(2,889)

Operating Data:
Retail electricity sales (GWh)	—	—	—	62,852	63,999
Power generation data (7):
Wholesale power sales volumes (GWh) (8)	10,204	39,300	63,298	127,811	113,299
Wholesale net power generation volumes (GWh)	6,412	21,379	25,808	40,037	42,689
Trading data:
Trading power sales volumes (GWh)	128,266	125,971	222,907	306,425	81,674
Trading natural gas sales volumes (Bcf)	1,481	2,273	3,265	3,449	891

	December 31,
	1999 (1)	2000 (1)	2001 (1) (2)	2002 (1) (2) (3) (4)	2003 (1) (2) (4) (5) (9)
	(in millions)
Balance Sheet Data:
Property, plant and equipment, net	$592	$2,217	$2,796	$6,459	$7,991
Total assets	5,624	13,475	11,726	17,219	13,311
Current portion of long-term debt and short-term borrowings	20	—	94	786	391
Long-term debt to third parties	49	260	295	5,193	4,914
Accounts and notes (payable) receivable – affiliated companies, net	(1,333)	(1,967)	445	—	—
Stockholders’ equity	741	2,345	5,984	5,653	4,372

(1)	Our results of operations include the results of the following acquisitions, all of which were accounted for using the purchase method of accounting, from their respective acquisition dates: a generating facility in Florida acquired in October 1999, the REMA acquisition that occurred in May 2000 and the Orion Power acquisition that occurred in February 2002. See note 5 to our consolidated financial statements for further information about the Orion Power acquisition. In December 2003, we sold our European energy operations. In the first quarter of 2003, we began to report the results of our European energy operations as discontinued operations in accordance with SFAS No. 144 and accordingly, reclassified amounts from prior periods. See note 22 to our consolidated financial statements. In October 2003, we sold our Desert Basin plant operations and in accordance with SFAS No. 144, effective July 2003, we began to report the results of our Desert Basin plant operations as discontinued operations and accordingly, reclassified amounts from prior periods. See note 23 to our consolidated financial statements. In September 2004, we sold our hydropower plants and in accordance with SFAS No. 144, effective May 2004, we began to report the results of our hydropower plants as discontinued operations and accordingly, reclassified amounts from prior periods. See note 24 to our consolidated financial statements.

(2)	Effective January 1, 2001, we adopted SFAS No. 133 which established accounting and reporting standards for derivative instruments. See notes 2(d) and 7 to our consolidated financial statements.
(3)	During the third quarter of 2002, we completed the transitional impairment test for the adoption of SFAS No. 142 on our consolidated financial statements, including the review of goodwill for impairment as of January 1, 2002. Based on this impairment test, we recorded an impairment of our European energy segment’s goodwill of $234 million, net of tax, as a cumulative effect of accounting change. See note 6 to our consolidated financial statements.
(4)	We adopted EITF No. 02-03 effective January 1, 2003, which affected our accounting for electricity sales to large commercial, industrial and institutional customers under executed contracts and our accounting for trading and hedging activities. It also impacted these contracts executed after October 25, 2002 in 2002. See note 2(d) to our consolidated financial statements.
(5)	During the third quarter of 2003, we performed a goodwill impairment analysis of our wholesale energy reporting unit and recognized an impairment charge of $985 million. See note 6 to our consolidated financial statements.
(6)	In July 2003, the EITF issued EITF No. 03-11, which became effective October 1, 2003. At that time, we began reporting prospectively the settlement of sales and purchases of fuel and purchased power related to our non-trading commodity derivative activities that were not physically delivered on a net basis in our results of operations based on the item hedged pursuant to EITF No. 03-11. This resulted in decreased revenues and decreased fuel and cost of gas sold and purchased power of $834 million for the fourth quarter of 2003. We believe the application of EITF No. 03-11 will continue to result in a significant amount of our non-trading commodity derivative activities being reported on a net basis prospectively that were previously reported on a gross basis. We did not reclassify amounts for periods prior to October 1, 2003. See note 2(d) to our consolidated financial statements.
(7)	These amounts exclude volumes associated with our European energy operations, Desert Basin plant operations and operations of our hydropower plants, which are classified as discontinued operations.
(8)	Includes physically delivered volumes, physical transactions that are settled prior to delivery and non-trading derivative activity related to our power generation portfolio.
(9)	We adopted FIN No. 46 on January 1, 2003, as it relates to our variable interests in three power generation projects that were being constructed by off-balance sheet entities under construction agency agreements, which pursuant to this guidance required consolidation upon adoption. As a result, as of January 1, 2003, we increased our property, plant and equipment by $1.3 billion and increased our secured debt obligations by $1.3 billion. See notes 2(c), 9(a) and 14(b) to our consolidated financial statements.

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